UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2018

APPCOIN INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Indiana Court, Venice Beach, CA 90291
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 310.658.4413

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 16, 2018 (the “Resignation Date”) Pritchett, Siler and Hardy P.C. (“PSH”) resigned as the independent registered public accounting firm for AppCoin Innovations Inc. (the “Company”), following PSH’s acquisition by Haynie & Company, CPA (“Haynie & Company”). On January 22, 2018, the Company engaged Haynie & Company, Salt Lake City, Utah, as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from PSH to Haynie & Company was approved by our board of directors.

The report of PSH on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report on the Company’s financial statements contained an explanatory paragraph in respect to the substantial doubt about the Company’s ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2017 and 2016 and in the subsequent interim period through the Resignation Date, there were (i) no disagreements between the Company and PSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of PSH, would have caused PSH to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as disclosed below.

In connection of the audit of our financial statements as of and for the year ended December 31, 2016 and 2015 and the review of our financial statements as of and for the subsequent interim period through the Resignation Date, PSH advised the Company that it had identified following deficiencies that existed in the design or operation of the Company’s internal control over financial reporting to be material weaknesses: (1) lack of a functioning audit committee; (2) the fact that the Company only had a single director and officer, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives; and (4) management dominated by a single individual without adequate compensating controls. The Company agreed with PSH on these matters.

The Company provided PSH with a copy of this Form 8-K and requested that PSH furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PSH agrees with the above statements. A copy of such letter, dated January 22, 2018, is attached as Exhibit 16.1.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2016 and in the subsequent interim period through the Resignation Date, the Company has not consulted with Haynie & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Haynie & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Pritchett, Siler and Hardy P.C. dated January 22, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPCOIN INNOVATIONS INC.

/s/ Michael Blum
Michael Blum
Chief Financial Officer

January 22, 2018

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